Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM
OFFICE ADDRESS	Fred. Roeskestraat 100 1076 ED AMSTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To:

Ferrari N.V.

Via Abetone Inferiore n. 4

I-41053 Maranello

ITALY

RE	Dutch law legal opinion – Ferrari N.V. – Initial public offering of the Shares – Form F-1 Filing

REFERENCE	18127205

Amsterdam, ● 2015

Dear Sir, Madam,

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company (as defined below) in connection with, amongst other things, the registration of the Shares (as defined below) in accordance with the Registration Statement (as defined below).

2	DEFINITIONS

2.1	Capitalised terms used but not (otherwise) defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Company means Ferrari N.V. registered with the Trade Register under number 57991561.

Common Shares means the [● number] common shares in the capital of the Company issued to the Selling Shareholder pursuant to the Deed of Issuance and as referred to in the Registration Statement.

Reviewed Documents means the documents listed in Schedule 1 (Reviewed documents).

SEC means the United States Securities and Exchange Commission.

Securities Act means the United States of America’s Securities Act of 1933, as amended from time to time.

The public limited company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce and Industry under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions have been printed on the reverse side of this page and may also be consulted via www.loyensloeff.com. The conditions were deposited with the Registry of the Rotterdam District Court on 1 July 2009 under number 43/2009.

AMSTERDAM     •     ARNHEM     •     BRUSSELS     •     LUXEMBOURG     •     ROTTERDAM     •     DUBAI    •     HONG KONG     •     LONDON     •     NEW YORK     •     PARIS     •     SINGAPORE     •     TOKYO     •     ZURICH

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Shares means the Common Shares and the Special Voting Shares.

Special Voting Shares means the [● number] special voting shares in the capital of the Company issued pursuant to the Deed of Issuance.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Reviewed Documents, which we consider to be the documents necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter.

3.2	We have undertaken only the following searches and inquiries (the Checks) at the date of this opinion letter which we consider to be the investigations necessary under Dutch law for the purpose of providing the opinions set out in this opinion letter:

(a)	an inquiry by telephone at the Trade Register, confirming that no changes were registered after the date of the Excerpt;

(b)	an inquiry by telephone at the bankruptcy clerk’s office (faillissementsgriffie) of the court in Amsterdam, the Netherlands, confirming that the Company is not listed in the insolvency register;

(c)	an online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventie Register) confirming that the Company is not listed on the EU Registrations with the Central Insolvency Register; and

(d)	an online inquiry on the relevant website (http://eur-lex.europa.eu/) of the Annex to Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, all as amended from time to time, confirming that the Company is not listed on such annexes.

3.3	We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

3.4	We have further relied on the statements made in the Board Certificate and we have assumed without independent investigation that such statements are correct on the date of this opinion letter.

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4	NATURE OF OPINION

4.1	We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law. We do not express an opinion on tax law, competition law and financial assistance. The terms the “Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2	Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Deed of Issuance and on any representations, warranties and other information included in the Deed of Issuance and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3	In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4	This opinion letter and any non-contractual obligations arising out of or in relation to this opinion letter are governed by Dutch law.

4.5	This opinion letter refers to the date hereof. No obligation is assumed to update this opinion letter or to inform any person of any changes of law or other matters coming to our knowledge and occurring after the date of this opinion letter, which may have effect on the opinions set out in this opinion letter.

4.6	This opinion letter is issued by Loyens & Loeff N.V. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a naamloze vennootschap (public limited liability company) under Dutch law.

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5.2	No insolvency, dissolution, merger or demerger

Based solely on the Excerpt and the Checks, the Company is validly existing and has not been dissolved (ontbonden), merged (gefuseerd) involving the Company as disappearing entity, demerged (gesplitst), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or been subjected to any insolvency proceedings in the Netherlands listed in Annex A or winding up proceedings in the Netherlands listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the Insolvency Regulation).

5.3	Issued share capital

The Shares have been duly authorised, validly issued, fully paid and are non-assessable.

6	ADDRESSEES

6.1	This opinion letter is addressed to you in relation to and as an exhibit to the Registration Statement and may not be disclosed to and relied upon by any other person without our prior written consent other than as an exhibit to the Registration Statement. This opinion letter is not to be used or relied upon for any purpose other than in connection with the filing of the Registration Statement.

6.2	We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to Loyens & Loeff N.V. under the heading “Legal Matters” in the Registration Statement. In giving the consent set out in the previous sentence, we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or any rules and regulations of the SEC promulgated thereunder.

Yours faithfully,
Loyens & Loeff N.V.

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Schedule 1

REVIEWED DOCUMENTS

1	An excerpt of the registration of the Company in the Trade Register dated 1 October 2015 (the Former Excerpt)

2	An excerpt of the registration of the Company in the Trade Register dated [to be updated] 2015 (the Updated Excerpt).

3	The deed of incorporation of the Company dated 24 May 2013 (the Deed of Incorporation).

4	The articles of association of the Company dated ● 2015 (the Articles).

5	The resolution of the general meeting of the Company dated ● 2015 (the Shareholders’ Resolution).

6	The certificate of the relevant member of the board of directors of the Company dated ● 2015 (the Board Certificate).

7	The deed of issuance relating to the issuance of, inter alia, the Shares, dated ● 2015 (the Deed of Issuance).

8	The shareholders’ register (aandeelhoudersregister) of the Company (the Shareholders’ Register), showing the issuance of, inter alia, the Shares set forth in the Deed of Issuance.

9	The registration statement on Form F-1 originally filed by the Company with the SEC under the Securities Act on 23 July 2015 (File No. 333-205804) as amended to the date of this opinion letter (the Registration Statement).

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1	All signatures are genuine, all original documents are authentic and all copies are complete and conform to the originals.

1.2	The information recorded in the Former Excerpt is true, accurate and complete on the date of the Shareholders’ Resolution and on the date of the Deed of Issuance.

1.3	The information recorded in the Updated Excerpt is true, accurate and complete on the date of this opinion letter (although not constituting conclusive evidence thereof this assumption is supported by the Checks).

1.4	The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter.

1.5	The Registration Statement has been or will have been filed with the SEC and declared effective pursuant to the Securities Act.

2	Incorporation, existence and corporate power

2.1	The Deed of Incorporation is a valid notarial deed (notariële authentieke akte), the contents thereof are correct and complete and there were no defects in the incorporation process (not appearing on the face of the Deed of Incorporation) for which a court might dissolve the Company.

2.2	The Company has not been listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001 of 27 December 2001, listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Checks).

3	Corporate authorisations

3.1	The Shareholders’ Resolution (a) correctly reflects the resolutions made by general meeting of the Company in respect of the transactions contemplated by the Deed of Issuance, and (b) remains in full force and effect (although not constituting conclusive evidence thereof, this assumption is supported by the Board Certificate).

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4	Other parties

4.1	Each party to the Deed of Issuance, other than the Company, is validly existing under the laws by which it is purported to be governed.

4.2	Each party to the Deed of Issuance, other than the Company, has all requisite power or capacity (corporate and otherwise) to execute and to perform its obligations under the Deed of Issuance and the Deed of Issuance has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

5	Issued share capital

The Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), suspension of payments (surseance van betaling), emergency regulations (noodregeling), other insolvency proceedings and fraudulent conveyance (actio pauliana), reorganisation, and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

The opinion expressed in paragraph 5 (Opinions) under 5.3 (Issued Share Capital) may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party.

3	Accuracy of information

3.1	The information obtained from a bankruptcy clerk’s office (faillissementsgriffie) and the online international bankruptcy clerk’s office of the court of The Hague (internationale faillissementsgriffie) does not provide conclusive evidence that the Company has not been granted a suspension of payments, declared bankrupt or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the Insolvency Regulation. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made enquiries with the clerk of the bankruptcy court whether the Company is registered as being declared bankrupt in the register kept by the clerk. We have received oral confirmation that this is not the case. Such confirmation, however, does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

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3.2	Any dissolution (ontbinding), merger (fusie), demerger (splitsing) or conversion (omzetting) involving the Company must be notified to the Trade Register. However, as a notification to the Trade Register is not a condition for a dissolution (ontbinding), merger (fusie), demerger (splitsing) or conversion (omzetting) to be effective, the Excerpt does not constitute conclusive evidence that the Company is not dissolved (ontbonden), merged (gefuseerd), demerged (gesplitst) or converted (omgezet). Although not constituting conclusive evidence hereof, according to the Board Certificate the Company is not dissolved (ontbonden), merged (gefuseerd), demerged (gesplitst) or converted (omgezet).

3.3	The Excerpt does not provide conclusive evidence that the facts set out therein are correct and complete. However, subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware thereof.

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